Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2014 relating to the consolidated financial statements of Ekso Bionics Holdings, Inc., which appears in Ekso Bionics Holdings, Inc.’s Amendment No. 2 to Registration Statement on Form S-1 (No. 333-195783).

San Francisco, California

August 25, 2014